UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2019

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) At a special meeting held on July 25, 2019, the Board of Directors (the “Board”) of American Water Works Company, Inc. (the “Company”) increased the size of the Board from eight to 11 members. The Board appointed each of Kimberly J. Harris, Patricia L. Kampling and Lloyd M. Yates to fill these vacancies and serve as independent directors of the Company, with a term beginning immediately after the special Board meeting and ending on the date of the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”), or until his or her earlier death, resignation or removal.

In accordance with the Board’s compensation arrangements currently in effect, each of Ms. Harris, Ms. Kampling and Mr. Yates will receive an annual $100,000 director annual cash retainer, payable quarterly, prorated for the director’s period of service in 2019, as well as reimbursement for expenses incurred in attending Board and committee meetings and reimbursement for attending one continuing director education program per year. Each director will also be paid, for his or her service from July 25, 2019 until the Annual Meeting, in stock units to be granted under the Company’s 2017 Omnibus Equity Compensation Plan, each of which represents a vested contractual right to receive one share of the Company’s common stock within 30 days following the date specified in the stock unit grant document. The stock units represent the prorated portion of $135,000 in annual equity compensation for the director’s period of service through the date of the Annual Meeting.

None of Ms. Harris, Ms. Kampling or Mr. Yates has any direct or indirect material interest in any transaction in which the Company is or is to be a participant and which would require reporting under Item 404(a) of Regulation S-K. Other than as described above, there are no arrangements or understandings between any of Ms. Harris, Ms. Kampling or Mr. Yates and any other person, pursuant to which she or he was selected as a director.
Item 7.01.    Regulation FD.
On July 25, 2019, the Company issued a press release announcing the election of Ms. Harris, Ms. Kampling and Mr. Yates as new independent members of the Board. A copy of the press release has been included as Exhibit 99.1 and is incorporated by reference herein.
The information furnished in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01    Other Information.

The Board approved changes to its standing committees, which took effect immediately after the conclusion of the special Board meeting held on July 25, 2019, as follows:

Committee	Members
Audit, Finance and Risk	Martha Clark Goss (Chair), Jeffrey N. Edwards, Patricia L. Kampling, George MacKenzie and Lloyd M. Yates
Executive Development and Compensation	Julia L. Johnson (Chair), Martha Clark Goss, Veronica M. Hagen and Kimberly J. Harris
Nominating/Corporate Governance	George MacKenzie (Chair), Jeffrey N. Edwards, Veronica M. Hagen, Julia L. Johnson and Admiral James G. Stavridis
Safety, Environmental, Technology and Operations	Veronica M. Hagen (Chair), Kimberly J. Harris, Patricia L. Kampling, Admiral James G. Stavridis and Lloyd M. Yates

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibit has been furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated July 25, 2019, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: July 25, 2019	By:	/s/ MICHAEL A. SGRO
Michael A. Sgro
Executive Vice President, General Counsel and Secretary